CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2007 on the financial statements of River Hawk Aviation, Inc. for the year ended December 31, 2006.

                    /s/ Kempisty & Company
                    Kempisty & Company,
                    Certified Public Accountants, P.C.
                    New York, New York

Dated: May 21, 2007